SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 14, 2003

Commission File Number:  0-29911

Caldera International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0662823
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

355 South 520 West
Lindon, UT	84042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 765-4999

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS

                Caldera International, Inc. issued the following press release on May 14, 2003.

The SCO Group Signs Second SCOsource License Agreement;

Expects Net Income of $0.29 per Share for Second-Quarter Fiscal 2003

LINDON, Utah — May 14, 2003 — The SCO Group (SCO) (Nasdaq: SCOX) announced today the signing of another major SCOsource licensing agreement.  This agreement marks the second substantial licensing agreement since the formation of SCOsource in January of this year.  The SCOsource division was created to manage the substantial UNIX intellectual property owned by SCO.

SCO updated its guidance on expected results for its second fiscal quarter ended April 30, 2003.  The Company expects to report net income of approximately $4.0 million, or $0.29 per diluted share, on estimated revenue of $21.0 million.

Of the $21.0 million in anticipated second-quarter revenue, approximately $12.8 million is expected to come from the sale of its operating system platform products, and $8.2 million is expected to come from its SCOsource licensing initiative.  The Company’s current fiscal year ends October 31, 2003.

Conference Call

The Company will host a conference call at 9 a.m. MST on Wednesday May 28, 2003, to discuss second-quarter fiscal 2003 results.  To participate in the teleconference, please call 800-946-0719 or 719-457-2645 using conference code 728441, approximately five minutes prior to the time stated above.  A replay of the teleconference will be available at http://ir.sco.com/conference.html 48 hours after the conference call.

About SCO

The SCO Group (NASDAQ:  SCOX), a DBA of Caldera International, Inc., helps millions of customers in more than 82 countries around the world grow their businesses everyday.  Headquartered in Lindon, Utah, SCO has a network of more than 11,000 resellers and 8,000 developers.  SCO Global Services provides reliable localized support and services to partners and customers.  For more information on SCO products and services, visit http://www.sco.com.

SCO, SCOsource and the associated SCO logo are trademarks or registered trademarks of Caldera International, Inc. in the U.S. and other countries.  All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Forward Looking Statements

The statements set forth above include forward-looking statements that involve risks and uncertainties.  The guidance with respect to financial results for the quarter is based on information currently available to the Company which, may change.  The Company has not completed the preparation of  its interim financial statements for the quarter ended April 30, 2003, nor has the Company’s financial information for the quarter  been reviewed by the Company’s independent public accountants  Completion of the preparation and review process could result in the actual results for the quarter being different from the expected results set forth in this release.  Investors are cautioned against placing undue reliance on the expected results set forth above as an accurate prediction of actual results for the quarter.  The Company currently plans on announcing its actual results for the quarter on May 28, 2003.

SIGNATURES

                Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2003	CALDERA INTERNATIONAL, INC.

	By	/s/ Robert K. Bench
Robert K. Bench
(Chief Financial Officer
Principal Financial and Accounting Officer)